STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

GEORGE PURSKIOVE

NV

Job:C20180808-1539
August 9, 2018

Special Handling Instructions:
24HR COPY AMD EMAILED BACK R TUIN 8-9-2018
JOB#C20180808-1539
TRANSMKT@BELLSOUTH.NET

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00011059699-90		1	$2.00	$2.00
Copies - Certification of Document	00011059699-90		1	$30.00	$30.00
24-HR Copy Expedite	00011059699-90		1	$125.00	$125.00
Total					$157.00

Payments

Type	Description	Amount
Credit	5338272712776170303052	$157.00
Total		$157.00

Credit Balance: $0.00

Job Contents:

NV Corp Certified Copy Request 1
Cover Letter

GEORGE PURSKIOVE

NV

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 9, 2018

Job Number: C20180808-1539
Reference Number: 00011059699-90
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	**Description**	**Number of Pages**
20180350249-94	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Rhonda Tuin
Certificate Number: C20180808-1539

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20180350249-94**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **08/07/2018 2:24 PM**
	Entity Number **E0017122006-3**

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Beyond Commerce, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Fourth; Total Number of Authorized Shares Of Common Stock that maybe issued is hereby increased from 1,050,000,000 shares to 1,100,000,000. The Par Value of the company's common stock remains the same at $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 206,250,000 (3x voting rights)

4. Effective date and time of filing: (optional) Date: 8/7/2018 Time: 4:00

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X George Pursglove (signature)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.